Exhibit 10.6

AGREEMENT REGARDING LOAN DOCUMENTS

THIS AGREEMENT REGARDING LOAN DOCUMENTS (this “Agreement”) is entered into as of January ___, 2015, by and between NATURALSHRIMP HOLDINGS, INC., a Delaware corporation, (“Borrower”), and MULTIPLAYER ONLINE DRAGON, INC., a Nevada corporation (“MOD”).

WHEREAS, Amarillo National Bank (“ANB”), Borrower, NaturalShrimp Corporation, a Delaware corporation (“NSC”), NaturalShrimp Global, Inc., a Delaware corporation formerly known as NaturalShrimp International, Inc. (“NSI”), Natural Shrimp San Antonio, L.P., a Texas limited partnership, Shirley Williams, Gerald Easterling and Mary Ann Untermeyer, and High Plains Christian Ministries Foundation, are or were parties to that certain Business Loan Agreement dated September 13, 2005, as amended and modified by the certain Consent Agreement, dated as of October 13, 2006, by and among the same parties (collectively, the “Business Loan Agreement”), pursuant to which Borrower issued to ANB a secured promissory note, dated September 13, 2005, in the original principal amount of $1,500,000, (such secured promissory note, as modified as provided below, the “Note”);

WHEREAS, subsequent to the closing of the Business Loan Agreement, the Note was modified (i) by that certain Change In Terms Agreement dated September 16, 2006, whereby the principal amount of the Note was increased to $2,000,000 and the maturity date was extended to September 13, 2008, and (ii) on September 13, 2008 to extend the maturity date of the Note to September 15, 2009;

WHEREAS, Borrower’s obligations under the Note are secured by: (i) security interests granted pursuant to that certain Security Agreement dated September 13, 2005; (ii) Subordination Agreements dated September 13, 2005 entered into by the limited partners of Natural Shrimp San Antonio, L.P. for the benefit of ANB; and (iii) Pledge Agreements dated September 13, 2005 entered into by Borrower and certain shareholders of Borrower for the benefit of ANB (collectively, the “Security Documents”);

WHEREAS, ANB and Baptist Community Services, a Texas non-profit corporation (“BCS”), are parties to that certain Assignment Agreement dated March 26, 2009, pursuant to which ANB assigned and transferred to BCS all of ANB’s right, title and interest in and to (i) the Note, including all moneys now due or hereafter to become due to ANB under the Note; (ii) the Business Loan Agreement and (iii) the Security Documents;

WHEREAS, Borrower issued to BCS a subordinated promissory note, dated December 31, 2008, in the original principal amount of $70,000 and with a maturity date of September 15, 2009 to provide working capital to Borrower for its use to pay interest due under the Note, taxes, and premiums for insurance policies covering its assets (such subordinated promissory note, as modified on April 7, 2009, collectively with the Note, the “Notes”; the Notes, collectively with the Security Documents, the Business Loan Agreement and all other documents and agreements relating to the Business Loan Agreement, the “Loan Documents”);

WHEREAS, as described in the letter sent by BCS’s counsel to Borrower on August 12, 2009, all obligations owed by Borrower under the Notes were payable and due in full on September 15, 2009, and, as described in the letter from BCS’s counsel to Borrower dated January 25, 2010, Borrower did not satisfy its obligations under the Notes on or before September 15, 2009 and all of Borrower’s obligations under the Notes, including, but not limited to, principal, accrued interest, fees and expenses remain past-due and payable in full (the “Existing Event of Default”);

WHEREAS, Borrower and BCS entered into a Forbearance Agreement, dated as of January 15, 2010, pursuant to which BCS agreed to forbear the exercise of its rights and remedies arising under the Loan Documents as a result of the Existing Event of Default until January 25, 2011;

WHEREAS, Borrower and BCS entered into a Second Forbearance Agreement dated as of March 30, 2011, pursuant to which BCS agreed to forbear the exercise of its rights and remedies arising under the Loan Documents as a result of the Existing Event of Default until March 30, 2012;

WHEREAS, Borrower and BCS entered into a Third Forbearance Agreement dated as of March 30, 2012, pursuant to which BCS agreed to forbear the exercise of its rights and remedies arising under the Loan Documents as a result of the Existing Event of Default until March 30, 2013;

WHEREAS, Borrower and BCS entered into a Fourth Forbearance Agreement dated as of March 30, 2013, pursuant to which BCS agreed to forbear the exercise of its rights and remedies arising under the Loan Documents as a result of the Existing Event of Default until March 30, 2015; and

WHEREAS, concurrently herewith, Borrower, MOD and BCS are entering into a Fifth Forbearance Agreement (herein so called), pursuant to which, among other things, BCS provides its consent under the Loan Documents for a proposed transaction (the “Transaction”) between Borrower and MOD, whereby Borrower will acquire approximately seventy two percent (72%) of the issued and outstanding stock of MOD as consideration for the acquisition by MOD from Borrower of all of the issued and outstanding stock of Borrower’s wholly owned subsidiaries, NSC and NSI, over which BCS has a security interest pursuant to the Loan Documents.

WHEREAS, pursuant to the Fifth Forbearance Agreement, MOD is entering into a Stock Pledge Agreement of even date herewith, pursuant to which MOD pledges all of its capital stock in NSC and NSI.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms; References.  Unless otherwise stated in this Agreement, capitalized terms used but not defined herein shall have the meanings assigned to such terms (directly or by reference) in the Fifth Forbearance Agreement.  References to any Loan Document shall include every valid renewal, extension, amendment, modification, supplement, restatement, replacement or substitution of or for such Loan Document.

2. Representations, Warranties and Covenants.

(a) Borrower hereby represents and warrants to MOD that (i) this Agreement has been duly executed and delivered by Borrower, (ii) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower of this Agreement, (iii) this Agreement is valid and binding upon Borrower and is enforceable against Borrower in accordance with its terms, except as limited by any applicable debtor relief laws, (iv) the execution, delivery and performance by Borrower of this Agreement do not require the consent of any other person or entity and do not and will not constitute a violation of any laws, regulations, agreements or understandings to which Borrower is a party or by which Borrower is bound, (v) the representations and warranties contained in the Fifth Forbearance Agreement, the Business Loan Agreement and any other Loan Document are true, correct and complete in all material respects as of the date of this Agreement, and (vi) as of the date of this Agreement, no event of default (other than the Existing Event of Default) and no event or condition that with the giving of notice or lapse of time or both would be an event of default exists under the Business Loan Agreement, the Notes or the other Loan Documents.

(b) Borrower hereby covenants to MOD that during the term of this Agreement:

(i) Borrower shall promptly pay and perform all of its covenants and obligations under the Fifth Forbearance Agreement, the Business Loan Agreement, the Notes and each of the other Loan Documents.

(ii) Borrower shall not cause or permit the occurrence of any event of default (other than the Existing Event of Default) under the Business Loan Agreement, the Notes or the other Loan Documents.

(iii) Borrower shall not, and shall not permit any other party to, amend, modify, transfer or assign this Agreement, the Fifth Forbearance Agreement, the Business Loan Agreement, the Notes or any of the other Loan Documents without the prior written consent of MOD.

(iv) Borrower shall immediately notify MOD of any breach of this Agreement or any provision hereof.

3. Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

4. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

5. Term of Agreement; Reinstatement.  This Agreement shall remain in full force and effect until all indebtedness, obligations and liabilities of Borrower under the Fifth Forbearance Agreement, the Business Loan Agreement, the Notes and the other Loan Documents (the “Obligations”) have been paid and performed in full.  The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any of the Obligations is rescinded or must otherwise be returned by BCS or any other person or entity upon the insolvency, bankruptcy or reorganization of Borrower or any of the other NS Entities or otherwise.

6. Parties Bound.  This Agreement binds and inures to the benefit of Borrower, MOD and their respective successors and assigns.

7. Entirety.  THIS AGREEMENT, THE BUSINESS LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE SCHEDULES AND SUPPLEMENTS THERETO REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

NATURALSHRIMP HOLDINGS, INC.

By:

Name:

Title:

Address:                2068 N. Valley Mills Drive
Waco, Texas  76110

MULTIPLAYER ONLINE DRAGON, INC.

By:

Name:

Title:

Address:                9477 Greenback Lane, Suite 524A
Folsom, CA 95630